EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Charles S. Stoll, Principal Executive Officer, and James Craft, Chief Financial Officer of WP Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended November 30, 2024 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

	Principal Executive Officer	Chief Financial Officer (Principal Financial Officer)
	WP Trust	WP Trust

	/s/Charles S. Stoll	/s/James Craft
	Charles S. Stoll	James Craft

	Date: 1/29/2025	Date: 1/29/2025

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to WP Trust and will be retained by WP Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.